Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of Metallus Inc. hereby constitutes and appoints Kristine C. Syrvalin and Kristopher R. Westbrooks, and each of them (each with full power to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Metallus Inc. for the fiscal year ended December 31, 2023, including any amendments thereto, on his or her behalf, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 27th day of February 2024:

/s/ Mary Ellen Baker	/s/ Nicholas J. Chirekos
Mary E. Baker	Nicholas J. Chirekos
Director	Director

/s/ Diane C. Creel	/s/ Randall H. Edwards
Diane C. Creel	Randall H. Edwards
Director	Director

/s/ Kenneth V. Garcia	/s/ Ellis A. Jones
Ken V. Garcia	Ellis A. Jones
Director	Director

/s/ Donald T. Misheff	/s/ Jamy P. Rankin
Donald T. Misheff	Jamy P. Rankin
Director	Director

/s/ Ronald A. Rice	/s/ Randall A. Wotring
Ronald A. Rice	Randall A. Wotring
Director	Director